Execution Version

REVERE CREDIT OPPORTUNITIES FUND III, LP

WITH

LEX-GEN WOODLANDS, LP

__________________________________________________________

TERM LOAN AND SECURITY AGREEMENT

__________________________________________________________

Dated as of August 30, 2018

TABLE OF CONTENTS

ARTICLE I    DEFINITIONS    1
1.1    DEFINED TERMS.    1
1.2    OTHER DEFINITIONAL PROVISIONS.    12
ARTICLE II    THE TERM LOAN    12
2.1    TERM LOAN.    12
2.2    THE NOTE.    13
2.3    MATURITY DATE.    13
2.4    PAYMENTS ON THE TERM LOAN.    13
2.5    PREPAYMENT OF THE TERM LOAN.    14
2.6    LATE CHARGE.    14
2.7    FUNDS; MANNER OF PAYMENT.    14
2.8    DEFAULT RATE.    14
2.9    USE OF THE TERM LOAN PROCEEDS.    14
2.10    FEES.    15
ARTICLE III    REPRESENTATIONS AND WARRANTIES    15
3.1    ORGANIZATION.    15
3.2    AUTHORIZATION; NO CONTRAVENTION.    15
3.3    LITIGATION.    16
3.4    AGREEMENTS.    16
3.5    NO BANKRUPTCY FILING.    16
3.6    FRAUDULENT TRANSFER.    16
3.7    NO PLAN ASSETS.    17
3.8    FEDERAL RESERVE REGULATIONS; INVESTMENT COMPANY ACT.    17
3.9    PROCEEDS OF THE TERM LOAN.    17
3.10    PURCHASE OPTIONS.    17
3.11    HAZARDOUS SUBSTANCES.    17
3.12    GOVERNMENTAL APPROVAL; AUTHORIZATION.    18
3.13    INDEBTEDNESS.    18
3.14    FULL DISCLOSURE.    18
3.15    BINDING EFFECT.    18
3.16    NO DEFAULTS.    19
3.17    FINANCIAL STATEMENTS.    19
3.18    NO BROKERAGE FEES.    19
3.19    NOT A FOREIGN PERSON.    19
3.20    OFAC.    19
3.21    TRADE NAMES.    19
3.22    TITLE.    19
3.23    NO CONDEMNATION.    20
3.24    LEGAL REQUIREMENTS.    20
3.25    UTILITIES.    20
3.26    SEPARATE TAX PARCEL.    20
3.27    LEASES.    20

3.28    NO ENCROACHMENTS.    20
3.29    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.    20
ARTICLE IV    CONDITIONS OF THE TERM LOAN    20
4.1    REPRESENTATIONS AND WARRANTIES; NO DEFAULT.    21
4.2    INTENTIONALLY DELETED.    21
4.3    OPINION OF COUNSEL.    21
4.4    LOAN DOCUMENTS.    21
4.5    TITLE AND OTHER DOCUMENTS.    21
4.6    SURVEY.    21
4.7    INSURANCE POLICIES.    22
4.8    NO LITIGATION.    22
4.9    SEARCHES.    22
4.10    FINANCIAL STATEMENTS.    22
4.11    MANAGEMENT AGREEMENTS.    22
4.12    FLOOD HAZARD.    22
4.13    ORGANIZATIONAL DOCUMENTS.    22
4.14    NO DEFAULTS.    23
4.15    EASEMENTS.    23
4.16    ENVIRONMENTAL REPORT.    23
4.17    ADDITIONAL DOCUMENTS.    23
4.18    ZONING.    23
4.19    APPRAISAL.    23
ARTICLE V    AFFIRMATIVE COVENANTS    23
5.1    FINANCIAL STATEMENTS; REPORTS.    23
5.2    TAXES.    24
5.3    LOCATION OF BORROWER COLLATERAL.    24
5.4    COMPLIANCE WITH LAWS.    24
5.5    LEASES.    24
5.6    TAX AND INSURANCE DEPOSITS.    25
5.7    PROJECT APPROVALS.    25
5.8    LABORERS, SUBCONTRACTORS, AND MATERIALMEN.    25
5.9    FURTHER ASSURANCES.    25
5.10    LOSS OF PRIORITY.    25
5.11    APPRAISALS.    26
5.12    SIGN AND PUBLICITY.    26
ARTICLE VI    NEGATIVE COVENANTS    26
6.1    INDEBTEDNESS.    26
6.2    LIENS.    26
6.3    RESTRICTIONS ON FUNDAMENTAL CHANGES.    26
6.4    DISPOSAL OF ASSETS.    27
6.5    CHANGE NAME.    27
6.6    NATURE OF BUSINESS.    27
6.7    PREPAYMENTS AND AMENDMENTS.    27
6.8    CHANGE OF CONTROL.    27
6.9    RESTRICTED PAYMENTS.    27
6.10    ACCOUNTING METHODS.    27

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6.11    INVESTMENTS.    27
6.12    TRANSACTIONS WITH AFFILIATES.    27
6.13    CHANGE OF BUSINESS.    28
6.14    USE OF PROCEEDS.    28
6.15    BORROWER COLLATERAL WITH BAILEES.    28
6.16    ORGANIZATIONAL DOCUMENTS.    28
6.17    PRESCRIBED LAWS.    28
6.18    CONTRACTS.    28
6.19    LEASING RESTRICTIONS.    29
6.20    MANAGEMENT CONTRACTS.    29
6.21    ALTERATIONS.    29
ARTICLE VII    CREATION OF SECURITY INTEREST    29
7.1    GRANT OF SECURITY INTEREST.    29
7.2    NEGOTIABLE COLLATERAL.    30
7.3    COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL.    30
7.4    FILING OF FINANCING STATEMENTS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.    30
7.5    POWER OF ATTORNEY.    31
7.6    RIGHT TO INSPECT AND VERIFY.    31
7.7    RELEASE OF COLLATERAL.    31
ARTICLE VIII    EVENTS OF DEFAULT    32
8.1    EVENTS OF DEFAULT.    32
ARTICLE IX    LENDER’S RIGHTS AND REMEDIES.    34
9.1    RIGHTS AND REMEDIES.    34
ARTICLE X    MISCELLANEOUS    35
10.1    NOTICES.    35
10.2    SURVIVAL OF AGREEMENT; SUCCESSORS AND ASSIGNS.    36
10.3    EXPENSES OF LENDER; INDEMNIFICATION.    36
10.4    APPLICABLE LAW.    37
10.5    NO WAIVER OF RIGHTS BY LENDER; WAIVER OF JURY TRIAL, ETC.    37
10.6    ACKNOWLEDGMENTS.    37
10.7    MARSHALLING OF ASSETS; JURISDICTION.    37
10.8    MODIFICATION OF AGREEMENT.    38
10.9    PROHIBITION ON TRANSFERS IN VIOLATION OF ERISA.    38
10.10    REINSTATEMENT; CERTAIN PAYMENTS.    39
10.11    RIGHT OF SETOFF.    39
10.12    LENDER’S CONSENT.    39
10.13    TIME OF THE ESSENCE.    39
10.14    SEVERABILITY.    39
10.15    COUNTERPARTS.    39
10.16    ENTIRE AGREEMENT; CUMULATIVE REMEDIES.    40
10.17    CAPTIONS AND HEADINGS.    40
10.18    RECITALS, EXHIBITS, AND SCHEDULES.    40
10.19    DEFINITIONS INCLUDE AMENDMENTS.    40

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10.20    WAIVER OF DAMAGES.    40
10.21    CLAIMS AGAINST LENDER.    40
10.22    CROSS DEFAULT AND CROSS COLLATERAL.    41
10.23    JOINT AND SEVERAL.    41
10.24    NO ORAL AGREEMENTS.    41

EXHIBITS TO LOAN AGREEMENT

Exhibit A        Legal Description of Land
Exhibit B        Title Requirements
Exhibit C        Form of Survey Certification
Exhibit D        Officer’s Certificate

Schedule 3.13         Permitted Liens
Schedule 5.3(a)    Location of Borrower Collateral
Schedule 5.3(b)    Location of Chief Executive Offices
Schedule 5.13        Post-Closing Obligations

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TERM LOAN AND SECURITY AGREEMENT
Property Commonly Known as
“Lexicon Pharmaceuticals, Inc. Corporate Campus”

This TERM LOAN AND SECURITY AGREEMENT (“Agreement”) is made as of August 30, 2018 (“Closing Date”), by and between LEX-GEN WOODLANDS, LP, a Delaware limited partnership (“Borrower”), and REVERE CREDIT OPPORTUNITIES FUND III, LP, a Delaware limited partnership, its successors and assigns (“Lender”).

W I T N E S S E T H:

A.At the request of Borrower, Lender is making a term loan to Borrower on the date hereof, in the maximum principal amount of TWELVE MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($12,850,000.00), to provide funds for the purposes set forth in Section 2.9 hereof, which Loan shall mature on the Maturity Date. Borrower acknowledges receipt of all of proceeds of the Loan and that no amount repaid in respect of the Loan may be reborrowed.
B.Lender is willing to provide Borrower with such credit facility pursuant to the terms, conditions and limitations set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
1.1    Defined Terms.
The following terms as used herein shall have the following meanings:
“Account” means an account (as that term is defined in the Code).
“Account Debtor” means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.
“Additional Documents” shall have the meaning set forth in Section 7.4 hereof.
“Affiliate” shall mean as to any Person, any other Person (a) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person; or (b) which, directly or indirectly, beneficially owns or holds ten percent (10%) or more of any class of stock or any other ownership interest in such Person; or (c) ten percent (10%) or more of the direct or indirect ownership of which is beneficially owned or held by such Person; or (d) which is a member of the family (as defined in Section 267(c)(4) of the Code) of such Person or which is a trust or estate, the beneficial owners of which are members of the family (as defined in Section 267(c)(4) of the Code) of such Person; or (e) which directly or indirectly is a general partner, controlling shareholder, managing member, officer, director, trustee or employee of such Person. Notwithstanding the foregoing, Invus, L.P., Invus C.V. and affiliates of each shall not be “Affiliates” for purposes hereunder.

“Appraisal” shall mean an MAI certified appraisal of the Property performed in accordance with Lender’s appraisal requirements by an appraiser selected and retained by Lender.
“Assignment of Contracts” shall mean that certain Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals of even date herewith from Borrower in favor of Lender.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto or any other present or future bankruptcy or insolvency statute.
“Bankruptcy Proceeding” has the meaning set forth in Section 3.5 hereof.
“Books” means all of Borrower’s now owned or hereafter acquired books and records (including (a) all of their Records indicating, summarizing, or evidencing their assets (including Borrower Collateral) or liabilities, (b) all of Borrower’s Records relating to their business operations or financial condition, and (c) all of their goods or General Intangibles related to such information).
“Borrower Collateral” means all of Borrower’s now owned or hereafter acquired right, title, and interest in and to all property, including, but not limited to the Property and each of the following:
(a)    all of its Accounts,
(b)    all of its Books,
(c)    all of its commercial tort claims,
(d)    all of its Deposit Accounts,
(e)    all of its Equipment,
(f)    all of its General Intangibles,
(g)    all of its Inventory,
(h)    all of its Investment Property (including all of its securities and Securities Accounts),
(i)    all of its Negotiable Collateral,
(j)    all of its Supporting Obligations,
(k)    money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and
(l)    the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Project Approvals, Property, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.
“Borrower’s Counsel” shall mean Hunton Andrews Kurth LLP.

“Business Day” shall mean any day not a Saturday, Sunday or legal holiday, on which Lender is open for business.
“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in one or more of the types of assets described in clauses (a) through (e) above.
“Closing Date” shall mean as such term is defined in the Preamble.
“Code” means the Texas Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Lender’s Lien on any Borrower Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Borrower Collateral, in each case, in form and substance satisfactory to Lender.
“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).
“Commercial Tort Claim Assignment” has the meaning set forth in Section 7.4.
“Control” shall mean with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Controlled by,” “Controlling” and “under common Control with” shall have the respective correlative meaning thereto.

“Default” means an event, condition or failure the occurrence or existence of which, with notice or lapse of time, or both, would, unless cured or waived, become an Event of Default.
“Default Rate” shall mean the lesser of (a) eighteen percent (18%) per annum and (b) the highest rate of interest permitted under the laws of the state of Texas.
“Deposit Account” means any deposit account (as that term is defined in the Code) and shall include, without limitation, any operating accounts, including those related to operation of the Property.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof, in favor of Lender, from Borrower and each Guarantor whereby Borrower and each Guarantor jointly and severally indemnify Lender with regard to Hazardous Substances and other environmental matters.
“Environmental Laws” has the meaning set forth in Section 3.11 hereof.
“Environmental Proceedings” shall mean any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the Property.
“Environmental Report” shall mean an environmental report prepared at Borrower’s expense by a qualified environmental consultant approved by Lender, dated not more than three months prior to the Loan Opening Date and addressed to Lender (or subject to separate letter agreement permitting Lender to rely on such environmental report).
“Equipment” means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.
“Event of Default” has the meaning set forth in Section 8.1 hereof.
“Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.
“Exit Fee” means an amount equal to three-quarters of one percent (0.75%) of the Loan Amount as of the Closing Date.
“GAAP” shall mean generally accepted accounting principles.
“General Intangibles” means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than Accounts, commercial tort claims, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.
“General Partner” shall mean Lex-Gen Woodlands GP, LLC, a Delaware limited liability company.
“Governmental Authority” shall mean any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi‑governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility, now or hereafter in existence.
“Guarantor” shall mean Lexicon Pharmaceuticals, Inc., a Delaware corporation.
“Hazardous Substances” shall have the meaning set forth in Section 3.11 hereof.
“Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by Borrower that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.
“Impositions” shall mean all taxes, installments of assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever assessed or charged against or constituting a lien on the Property or any interest therein or the Term Loan.
“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of the preceding clauses above.
“Indenture” shall mean that certain Indenture between Lexicon Pharmaceuticals, Inc., a Delaware corporation, as issuer, and Wells Fargo Bank, National Association, a national banking association, as trustee.
“Including” or “including” shall mean including but not limited to.
“Interest Rate” shall be equal to the greater of (a) a rate per annum equal to the LIBOR Rate plus 5.50% and (b) 7.50%.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Inventory” means inventory (as that term is defined in the Code).
“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guaranties, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Investment Property” means investment property (as that term is defined in the Code).
“Lease” shall mean that certain Lease Agreement dated April 21, 2004 by and between Borrower and Lexicon Pharmaceuticals, Inc., a Delaware corporation, and any and all amendments, restatements or modifications thereto.
“Legal Requirements” shall mean statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, any member or general partner of Borrower, any Loan Document, all or part of Borrower Collateral, all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.
“Lender’s Counsel” shall mean Wick Phillips Gould & Martin, LLP, having an office at 3131 McKinney Avenue, Suite 100, Dallas, TX 75204.
“Lender Expenses” means all (a) costs or expenses (including, without limitation, taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid, advanced, or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender’s transactions with Borrower and reasonable, third party expenses for Lender’s administration of the Loan Documents, including, without limitation, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including, without limitation, tax lien, litigation, and UCC searches and including, without limitation, searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, or publication, visits to and evaluations of the Property, (c) fees and charges paid or incurred by Lender in connection with appraisals and collateral valuations (including, without limitation, Lender-prepared appraisal and valuations, third party appraisals and valuations, initial and subsequent periodic collateral appraisals or valuations or business valuations to the extent of the fees and charges therefor (and up to the amount of any limitation contained in this Agreement)), real estate surveys, real estate title policies and endorsements, and environmental audits, (d) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (e) charges paid or incurred by Lender resulting from the dishonor of checks, (f) costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell Borrower Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) audit fees and expenses of Lender related to audit examinations of the Books and Borrower Collateral (including the Property) to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (h) costs and expenses of third-party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender’s relationship with Borrower or any Guarantor, (i) Lender’s third-party out-of-pocket costs and expenses (including, without limitation, attorneys’ fees and loan servicers’ fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, (j) Lender’s costs and expenses (including, without limitation, employees, attorneys, loan servicers, accountants, consultants, and other advisors’ fees and expenses) incurred in terminating, enforcing (including, without limitation, employees, attorneys, accountants, consultants, loan servicers and other advisors’ fees and expenses incurred in connection with a “workout,” a “restructuring,” or a Bankruptcy Proceeding concerning Borrower or any Guarantor or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any remedial action concerning Borrower Collateral; and (k) Lender’s third‑party out of pocket costs and expenses (including, without limitation, employees, attorneys, loan servicers, accountants, consultants, and other advisors’ fees and expenses) incurred in connection with Lender’s administration of the loan, including, without limitation, inspections and travel costs incurred in connection with visits to Borrower Collateral. For purposes of this paragraph, the term Lender shall include, without limitation Lender's affiliates, subsidiaries, successors, assigns, participants and related parties.
“Lender’s Liens” means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.
“LIBOR Rate” As of any day, the rate per annum offered for dollar deposits in an amount comparable to the outstanding principal amount of the Loan for a period of one month as of 11:00 a.m. City of London, England time on the first day of the month in which such date occurs as calculated by Intercontinental Exchange Group (ICE) Benchmark Administration Limited (“ICE”) (or the successor thereto); provided that for the period from the date hereof until the last day of the month in which the date hereof occurs, and provided, however, if ICE (or the successor thereto) no longer calculates the LIBOR Rate, or if Lender determines in good faith that the rate calculated by ICE no longer accurately reflects the rate available to Lender in the London interbank market, then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender and recognized in the banking industry. Except as provided above, the LIBOR Rate shall be set on the first business day of each month as provided above and shall remain in effect until reset on the first business day of the following month.
“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, deed to secure debt, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.
“Loan” shall mean the Term Loan.
“Loan Amount” shall mean the maximum amount of the Loan as reduced by principal payments made from time to time.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Payment Guaranty, the Mortgages, the Environmental Indemnity, the Assignment of Contracts, and all other documents, certificates and instruments executed in connection therewith and delivered to Lender in connection with the Loan, as all of the forgoing shall be amended from time to time.
“Loan Party” shall mean each of Borrower, Guarantor and the General Partner.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Borrower and the Guarantor, in each instance taken as a whole; (b) the ability of Borrower or the Guarantor to perform their respective obligations under this Agreement or the other Loan Documents; (c) the validity or enforceability of the rights or remedies of Lender hereunder or under the other Loan Documents; (d) Borrower Collateral; (e) Lender’s ability to realize upon Borrower Collateral; or (f) the Property and the improvements located thereon.
“Maturity Date” shall mean August 30, 2020.
“Maximum Lawful Rate” shall mean as such term in defined in Section 2.4(b).
“Mortgage” shall mean that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower in favor of Lender and which Mortgage shall be recorded in the land records of the county of the Property, and securing this Agreement, the Note, and all obligations of Borrower in connection with the Loan, granting a first priority lien on Borrower’s fee interest in the Property, subject only to the Permitted Exceptions.
“Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).
“Net Income” means for any period, (a) net income of Borrower for such period determined in accordance with GAAP, minus (b) Tax Distributions made during such period.
“Note” shall mean a promissory note, in the Loan Amount, executed by Borrower and payable to the order of Lender, evidencing the Loan.
“Obligations” means all loans including, without limitation, the Loan, debts, principal, interest, premiums, liabilities, obligations (including indemnification obligations), fees, the Exit Fee, charges, costs, Lender Expenses (including any fees or expenses that, but for the commencement of a Bankruptcy Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, supplements, restatements or alterations thereof.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Open the Loan”, “Opening of the Loan”, or “Loan Opening” shall mean the first disbursement of Loan proceeds.

“Organizational Documents” shall mean, as to any Person, the organizational or governing documents of such Person, including the certificate of incorporation and by-laws with respect to a corporation; the certificate of formation or organization and operating agreement with respect to a limited liability company; and the certificate of limited partnership and partnership agreement with respect to a limited partnership.
“Origination Fee” means an amount equal to one percent (1%) of the Loan Amount as of the Closing Date, which amount shall represent an origination fee due to Lender with respect to the Loan.
“Payment Date” shall have the meaning set forth in Section 2.4 hereof.
“Payment Guaranty” shall mean a guaranty of payment executed by Guarantor and pursuant to which Guarantor guarantees payment of principal, interest and other amounts due under the Loan Documents.
“Permitted Indebtedness” means the Indebtedness described in Subparagraphs (a) through (b) of Section 6.1 hereof.
“Permitted Dispositions” means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business and (e) the sale or lease of all or any portion of the Property in an arms‑length transaction with an unaffiliated third party if the Loan Amount is paid in full at the closing thereof.
“Permitted Exceptions” shall mean those matters listed on Schedule B to the Title Policy to which title to the Property may be subject at the Loan Opening and thereafter such other title exceptions as Lender may reasonably approve in writing.
“Permitted Liens” means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P, (d) the interests of lessors under operating leases, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (f) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (g) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (h) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (i) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (j) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof as determined by Lender.
“Permitted Protest” shall mean the right of Borrower to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Lender’s Liens.
“Person” shall mean any natural person, limited liability company, corporation (including, without limitation, Borrower), business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.
“Prescribed Laws” means, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act of 2001); (b) Executive Order No. 13,224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (c) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V); (d) the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq.; and (e) all other Legal Requirements addressing or in any way relating to acts of war, drug trafficking, anti-money laundering, terrorism, or similar activities that threaten the security of the United States of America.
“Proceeding” has the meaning set forth in Section 10.7.
“Prohibited Person” means any Person (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order, (b) that is owned or controlled by, or acting for or on behalf of, any Person that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order, (c) with whom Borrowers are prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order, (d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (e) that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website, http:// www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement official publication of such list, (f) who is an Affiliate of or affiliated with a Person listed in subsections (a) through (e) above, (g) that has commenced or joined a lawsuit against Teachers Insurance and Annuity Association of America or any of its Affiliates, (h) that is Controlled by a Person who does not have experience in the ownership, management and operation of real property similar to the Property, or (i) that has caused a single purpose entity under its Control to be adjudicated bankrupt or insolvent, or to file any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or to have such a petition filed by or against it.
“Project Approvals” shall mean all approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Legal Requirements or under the terms of any restriction, covenant or easement affecting or otherwise necessary for the ownership of the Property, and the use, occupancy and operation of the Property, whether obtained from a Governmental Authority or any other Person.
“Property” shall mean the fee simple interest in the land legally described on Exhibit A attached hereto and having a physical address of 8800 Technology Forest Place, The Woodlands, TX 77381, together with (a) all buildings, structures and improvements located or to be located thereon, (b) all rights, privileges, easements and hereditaments relating or appertaining thereto, and (c) all personal property, fixtures and equipment required or beneficial for the operation thereof.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations), incurred at the time of, or within twenty (20) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.
“Real Property” shall mean any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto, including the Property.
“Record” shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
“Restricted Payments” means (a) any dividend or other distribution, in cash or other property, direct or indirect, on account of any class of membership interests or other ownership interests in Borrower, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests or other ownership interests in Borrower, now or hereafter outstanding, (c) any payment made to retire, or obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of membership interests or other ownership interests in Borrower, now or hereafter outstanding, (d) any payment or prepayment of principal, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness owing to a member or general partner in Borrower or an Affiliate of a member or general partner in Borrower, to the extent such payment or repayment does not trigger a default under any of the Loan Documents, or (e) any payment to a member or a general partner in Borrower or an Affiliate of Borrower or any member or general partner in Borrower not expressly authorized herein.
“Securities Account” means a securities account (as that term is defined in the Code).
“Solvent” shall mean, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.
“Special Servicer” has the meaning set forth in Section 2.10.
“Stock” shall mean all shares, options, warrants, membership interests, units of membership interests, partnership interests, other interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“Subsidiary” of a Person shall mean a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.
“Supporting Obligation” means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.
“Tax Distribution” means a distribution by Borrower to the members of Borrower equal to the taxes payable by the members and/or partners of Borrower (calculated at the highest applicable marginal rate in effect at the relevant time) attributable to the taxable income or gain of Borrower.

“Term Loan” shall mean the term loan pursuant to Section 2.1 hereof.
“Title Company” shall mean Chicago Title Insurance Company, or such other title insurance company as may be approved in writing by Lender.
“Title Policy” shall mean an TLTA Mortgagee’s Loan Title Insurance Policy with extended coverage issued by the Title Company insuring the lien of the Mortgage as a valid first, prior and paramount lien upon the Property and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions and otherwise satisfying the requirements of Exhibit B attached hereto and made a part hereof.
“Total Debt Service” means, for any period of time, the aggregate of debt service payments owing on the Loan during such period.
“Toxic Mold” shall have the meaning set forth in Section 3.11 hereof.
“Transfer” shall mean any sale, transfer, lease (other than a Lease approved by Lender), conveyance, alienation, pledge, assignment, mortgage, encumbrance, hypothecation or other disposition of (a) all or any portion of the Property or any portion of any other security for the Loan, or (b) any interest in Borrower or any interest in any entity which directly or indirectly holds an interest in, or directly or indirectly controls, Borrower.
1.2    Other Definitional Provisions.
All terms defined in this Agreement shall have the same meanings when used in the Note, Mortgage, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement.

ARTICLE II
THE TERM LOAN
2.1    Term Loan.
(a)Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, Lender agrees to make a loan (the “Term Loan”) to Borrower. The Term Loan shall be in the amount of TWELVE MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($12,850,000.00), fully advanced to Borrower on the Closing Date.
(b)Lender agrees, upon Borrower’s compliance with and satisfaction of all conditions precedent to the Loan Opening, no Material Adverse Effect has occurred with respect to Borrower, any Guarantor, or the Property and no Default or Event of Default has occurred and is continuing hereunder, to Open the Loan to reimburse Borrower for the costs incurred by Borrower in connection with the refinance of existing indebtedness on the Property.
(c)To the extent that Lender may have acquiesced in noncompliance with any requirements precedent to the Opening of the Loan or precedent to any subsequent disbursement of Loan proceeds,

such acquiescence shall not constitute a waiver by Lender, and Lender may at any time after such acquiescence require Borrower to comply with all such requirements
(d)If Lender consists of more than one party, the obligations of each such party with respect to the amount it has agreed to loan to Borrower shall be several (and not joint and several) and shall be limited to its proportionate share of the Loan and of each advance.
2.2    The Note.
The Term Loan shall be evidenced by the Note, duly executed and delivered on behalf of Borrower. Upon Lender’s furnishing to Borrower (i) an affidavit to such effect and (ii) such security or indemnity as may be reasonably required by Borrower to hold Borrower harmless, Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new note containing the same terms and conditions as the Note. In the case of a mutilated or defaced Note, the mutilated or defaced Note shall be surrendered to Borrower upon delivery to Lender of the new Note.

2.3    Maturity Date.
All principal, interest and other sums due under the Loan Documents shall be due and payable in full on the Maturity Date.
2.4    Payments on the Term Loan.
(a)    Commencing on October 1, 2018, until and including the Maturity Date, on the first day of each month (each a “Payment Date”), Borrower shall make payments of (i) principal in the amount of $107,083.33 and (ii) interest in arrears to be calculated by Lender each month, and such calculation shall be binding absent manifest error. The outstanding principal balance plus all accrued and unpaid interest shall be due and payable on the Maturity Date. All payments (whether of principal or of interest) shall be deemed credited to Borrower’s account only if received by 2:00 p.m. Dallas time on a Business Day; otherwise, such payment shall be deemed received on the next Business Day. Except as otherwise expressly provided herein, whenever a payment to be made hereunder shall fall due and payable on any day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall be included in computing interest. Notwithstanding the foregoing, with respect to any scheduled payments of principal and interest (excluding the payment due on the Maturity Date), Borrower will be entitled to a grace period of five (5) days from such date before interest at the Default Rate or a late payment charge is imposed by reason of such late payment.
(b)    It is the intent of Borrower and Lender to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contracted for, charged or received under this Agreement and the other Loan Documents exceed the highest lawful interest rate permitted under applicable law (the “Maximum Lawful Rate”). If Lender shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Lawful Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loan in the inverse order of its maturity and not to the payment of interest, or refunded to Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loan so that the amount of interest on account of such obligation does not exceed the Maximum Lawful Rate. As used in this Section, the term “applicable law” shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.
2.5    Prepayment of the Term Loan.
Borrower may prepay the Term Loan in whole but not in part together with accrued and unpaid interest thereon, and all other documents due and payable under the Note, this Loan Agreement, and the other Loan Documents, at any time, but only after advance written notice to Lender of at least thirty (30) days, upon payment of the Exit Fee, and provided that no Default or Event of Default shall have occurred and be continuing. Lender’s acceptance of any prepayment under this Section 2.5 shall not waive any of Lender’s rights and remedies under the Loan Documents arising pursuant to an Event of Default.

2.6    Late Charge.
If any sum payable under the Note or hereunder is not paid on the date on which it is due, Borrower shall pay, upon demand, an amount equal to five percent (5%) of such unpaid sum as a late payment charge, which payment shall be in addition to all of Lender’s other rights and remedies under the Loan Documents. Nothing in this Section shall be deemed a cure period for the purpose of determining the occurrence of an Event of Default. Notwithstanding the foregoing, with respect to regular monthly payments of principal and/or interest, Borrower will be entitled to a grace period of five (5) days from the date due before a late charge is imposed by reason of such late payment.

2.7    Funds; Manner of Payment.
Each payment of principal and interest on the Note shall be made in immediately available federal funds without set-off or counterclaim to Lender. Whenever any payment to be made hereunder or under the Note shall be stated to be due, or whenever any Payment Date would otherwise occur on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.
2.8    Default Rate.
If an Event of Default exists (including Borrower’s failure to pay the outstanding Obligations in full on the Maturity Date), in addition to the late payment charge set forth at Section 2.6 hereof, Borrower shall pay to Lender, at Lender’s election in writing, interest at the Default Rate on the entire unpaid principal sum and any other amounts due at such time under this Agreement and the other Loan Documents. The Default Rate will be computed from the date the Event of Default occurs until the earlier of the date the Event of Default is cured or the actual receipt and collection of the Obligations. This charge will be added to the Obligations, and will be deemed secured by this Agreement and the other Loan Documents

2.9    Use of the Term Loan Proceeds.
The proceeds of the Term Loan shall be used by Borrower to refinance the Property and for transaction costs and fees.

2.10    Fees.

(a)    Origination Fee. On or prior to the Closing Date, Lender shall have received the Origination Fee from Borrower.
(b)    Exit Fee. On the earlier of (i) the Maturity Date and (ii) such earlier time that the Loan is paid in full or accelerated, Borrower shall pay to Lender the Exit Fee.
(a)    Special Servicing Fee. If there is an Event of Default by Borrower under this Agreement and the Loan is transferred to a special workout person (“Special Servicer”) for workout, including, without limitation, advising, structuring, drafting, reviewing, administering, or amending Loan documents in any form or fashion, the Special Servicer is entitled to collect a fee for their services equal to one percent (1.0%) per annum based on the unpaid principal loan balance at the time the Loan is transferred. Said fee will be due and payable monthly on each Payment Date and will be in addition to any other Loan payment requirements contained in the Loan Documents.
(b)    Servicing Fee. On each Payment Date, Borrower shall pay to Lender, on a monthly basis, along with interest then due, a servicing fee equal to 0.0041667% of the unpaid principal loan balance at the time of such payment. Said fee will be due and payable on each Payment Date, and will be in addition to any other Loan payment requirements contained in the Loan Documents.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce Lender to execute this Agreement and perform its obligations hereunder, Borrower hereby represents and warrants to Lender as follows:
3.1    Organization.
Each Loan Party (as applicable) has been duly organized, is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and with all rights, licenses, permits, and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which is now engaged. Each Loan Party (as applicable) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business, and operations.

3.2    Authorization; No Contravention.
(a)    The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party by Borrower and the borrowings by such Borrower hereunder (i) have been duly authorized, (ii) will not violate (A) any provision of law or any governmental rule or regulation applicable to such Borrower or, (B) any order of any court or other agency of government binding on Borrower or any indenture, agreement or other instrument to which Borrower is a party, or by which Borrower or any of its properties are bound, and (iii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets other than as contemplated by the Loan Documents. Each person executing the Loan Documents to which it is a party on behalf of Borrower has full authority to execute and deliver the same.

(b)    The execution, delivery and performance of the Payment Guaranty and the other Loan Documents to which it is a party by each Guarantor, as applicable (i) have been duly authorized, (ii) will not violate (A) any provision of law or any governmental rule or regulation applicable to such Guarantor or, (B) any order of any court or other agency of government binding on such Guarantor or any indenture, agreement or other instrument to which such each Guarantor is a party, or by which such Guarantor or any of its properties are bound, and (iii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets other than as contemplated by the Loan Documents to which it is a party. Each person executing the Loan Document on behalf of such the Guarantor has full authority to execute and deliver the same.
3.3    Litigation.
(a)    There are no actions, suits or proceedings pending, threatened against or affecting any Loan Party or any Subsidiary thereof, at law or in equity or before or by any Governmental Authority or third party payor which are undisclosed and involve any of the transactions contemplated herein or which, if adversely determined against such Loan Party or such Subsidiary, would reasonably be expected to have a Material Adverse Effect.
(b)    No Loan Party or any Subsidiary thereof is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority which would reasonably be expected to have a Material Adverse Effect.
3.4    Agreements.
No Loan Party or any Subsidiary thereof is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or regulation materially and adversely affecting the business, properties or assets, operations, or condition (financial or otherwise) of a Loan Party. No Loan Party or any Subsidiary thereof is in default in any manner which would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the performance, observance or fulfillment of any of the obligations, covenants or conditions of a Loan Party contained in any other agreement or instrument.

3.5    No Bankruptcy Filing.
No Loan Party or any Subsidiary thereof is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Loan Party or any Subsidiary thereof. In addition, no Loan Party or any Subsidiary thereof has been a party to, or the subject of, a Bankruptcy Proceeding for the past ten years.

3.6    Fraudulent Transfer.
Each Loan Party is Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents to which it is a party with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

3.7    No Plan Assets.
As of the date hereof and throughout the term of the Loan (a) no Loan Party is or will be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (b) none of the assets of any Loan Party will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 or Section 4975 of the Internal Revenue Code, (c) no Loan Party is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with any Loan Party are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, no Loan Party nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

3.8    Federal Reserve Regulations; Investment Company Act.
No part of the proceeds of the Loan will be used for the purpose of purchasing, acquiring, or carrying any “margin stock” within the meaning of Regulation T, U, or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation T, U, or X or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.9    Proceeds of the Term Loan.
The proceeds of the Term Loan shall be applied by Borrower for the purposes described in Section 2.9.
3.10    Purchase Options.
Neither the Property nor any part thereof is subject to any purchase options or other similar rights in favor of third parties.

3.11    Hazardous Substances.
(a)    To Borrower’s knowledge and other than as disclosed in writing to Lender, the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”).
(b)    To Borrower’s knowledge and other than as disclosed in writing to Lender, the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”).
(c)    To Borrower’s knowledge and other than as disclosed in writing to Lender, no Hazardous Substances are or have been (including the period prior to Borrower’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws.
(d)    To Borrower’s knowledge and other than as disclosed in writing to Lender, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property.
(e)    To Borrower’s knowledge and other than as disclosed in writing to Lender, no Toxic Mold is on or about the Property which requires remediation.
(f)    To Borrower’s knowledge and other than as disclosed in writing to Lender, no underground storage tanks exist on the Property and the Property has never been used as a landfill.
(g)    There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower or any Guarantor and within Borrower’s or any Guarantor’s possession which have not been provided to Lender.
3.12    Governmental Approval; Authorization.
No registration with or consent or approval of, or other action by, any Governmental Authority or nongovernmental person or entity, including any creditor, partner, or member of any Loan Party, is required in connection with the execution, delivery and performance of the Loan Documents or the borrowings hereunder other than the recordation of the Mortgage and the filing of UCC-1 Financing Statements.

3.13    Indebtedness.
After giving effect to the transaction contemplated hereby, no Indebtedness of Borrower shall remain outstanding after the Closing Date, except for normal trade payables not past due, taxes not yet due and payable and as set forth on Schedule 3.13 attached hereto.

3.14    Full Disclosure.
All written information heretofore furnished by any Loan Party to Lender for purposes of or in connection with this Agreement is, and all such information hereafter to be furnished by any Loan Party to Lender will, to the best of each Loan Party’s knowledge, be true and accurate in all material respects on the date as of which such information is stated or certified. Each Loan Party has disclosed to Lender in writing any and all facts which, in the reasonable judgment of such Loan Party, has or would be reasonably likely to cause a Material Adverse Effect.

3.15    Binding Effect.
This Agreement and each other Loan Document to which any Loan Party is a party constitutes the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

3.16    No Defaults.
There is no Default or Event of Default under this Agreement or any of the other Loan Documents.

3.17    Financial Statements.
All financial statements and other information previously furnished by any Loan Party to Lender in connection with the Loan are true, complete and correct and fairly present the financial conditions of the subjects thereof as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and nothing has occurred that would cause a Material Adverse Effect with respect to any Loan Party since the respective dates of such statements and information. No Loan Party has any material liability, contingent or otherwise, not disclosed in such financial statements.

3.18    No Brokerage Fees.
No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder.

3.19    Not a Foreign Person.
Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code.
3.20    OFAC.
No Loan Party is (or will be) a person with whom Lender is restricted from doing business under regulations of OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby agrees to provide to Lender with any additional information that Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

3.21    Trade Names.
Borrower uses no trade name other than its actual name set forth herein. The principal place of business of Borrower is as stated in Section 10.1.
3.22    Title.
Borrower has good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions.

3.23    No Condemnation.
No (a) condemnation of any portion of the Property, (b) condemnation or relocation of any roadways abutting the Property, or (c) proceeding to deny access to the Property from any point or planned point of access to the Property, has commenced or, to the best of Borrower’s knowledge, is contemplated by any Governmental Authority.

3.24    Legal Requirements.
The use of the Property does not violate (a) any Legal Requirements (including subdivision, zoning, building, environmental protection and wetland protection laws), or (b) any building permits, restrictions of record, or agreements affecting the Property or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Property is to any extent dependent upon or related to any real estate other than the Property.

3.25    Utilities.
The Property has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of access between the Property and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Legal Requirements.

3.26    Separate Tax Parcel.
The Property is taxed separately without regard to any other property and for all purposes the Property may be mortgaged, conveyed and otherwise dealt with as an independent parcel.

3.27    Leases.
Borrower and its agents have not entered into any leases, subleases or other arrangements for occupancy of space within the Property except for the Lease. A true, correct and complete copy of the Lease, as amended, has been delivered to Lender. The Lease is in full force and effect. Borrower is not in default under the Lease.

3.28    No Encroachments.
No building or other improvement encroaches upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Property.

3.29    Survival of Representations and Warranties.
Borrower agrees that all of the representations and warranties set forth in this Article III and elsewhere in this Agreement are true as of the date hereof and will be true at the Loan Opening.

ARTICLE IV
CONDITIONS OF THE TERM LOAN
Borrower agrees that Lender’s obligation to open the Loan and thereafter to make further disbursements of proceeds thereof is conditioned upon Borrower’s delivery, performance and satisfaction of the following conditions precedent in form and substance satisfactory to Lender in its reasonable discretion:
4.1    Representations and Warranties; No Default.
As of the Closing Date, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects.

4.2    Intentionally Deleted.
4.3    Opinion of Counsel.
On or prior to the Closing Date, Lender shall have received a legal opinion of Borrower’s Counsel in form and substance reasonably acceptable to Lender and Lender’s Counsel. Such opinion shall cover due authorization, execution and delivery and enforceability of the Loan Documents and also contain such other legal opinions as Lender shall reasonably require.

4.4    Loan Documents.
Borrower agrees that it will, on or before the Loan Opening Date, execute and deliver or cause to be executed and delivered to Lender the following documents in form and substance acceptable to Lender:
(a)    The Note.
(b)    The Mortgage.
(c)    The Assignment of Contracts.
(d)    The Payment Guaranty.
(e)    The Environmental Indemnity Agreement.
(f)    Such UCC financing statements as Lender determines are advisable or necessary to perfect or notify third parties of the security interests intended to be created by the Loan Documents.
(g)    Such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the Loan Documents, and to comply with all Legal Requirements.
4.5    Title and Other Documents.

Borrower shall have furnished, or shall have caused the Title Company to furnish, to Lender the Title Policy together with legible copies of all title exception documents cited in the Title Policy and all other legal documents affecting the Property or the use thereof.

4.6    Survey.
Borrower shall have furnished to Lender an ALTA/ACSM “Class A” Land Title Survey of the Property. Said survey shall be dated no earlier than ninety (90) days prior to the Loan Opening, shall be made (and certified to have been made) as set forth in Exhibit C attached hereto and made a part hereof. Such survey shall be sufficient to permit issuance of the Title Policy in the form required by this Agreement. Such survey shall include the legal description of the Property.

4.7    Insurance Policies.
Borrower shall have furnished to Lender policies or binders evidencing that insurance coverages are in effect with respect to the Property and Borrower, in accordance with the insurance requirements set forth in the Mortgage, for which the premiums have been fully prepaid with endorsements satisfactory to Lender.

4.8    No Litigation.
No litigation or proceedings shall be pending or threatened in writing which could reasonably be expected to cause a Material Adverse Change with respect to any Loan Party or the Property.

4.9    Searches.
Borrower shall have furnished to Lender current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements filed in each place UCC Financing Statements are to be filed hereunder, demonstrating the absence of adverse claims.
4.10    Financial Statements.
Borrower shall have furnished to Lender current annual financial statements of Borrower and Guarantor, each in form and substance and certified by such individual as acceptable to Lender. Borrower and the Guarantor shall provide such other additional financial information Lender reasonably requires.

4.11    Management Agreements.
Borrower shall have delivered to Lender executed copies of any leasing, management and development agreements entered into by Borrower in connection with the operation of the Property.

4.12    Flood Hazard.
Lender shall have received evidence that the Property is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or flood hazard insurance acceptable to Lender in its sole discretion.

4.13    Organizational Documents.

Borrower shall have furnished to Lender a copy of the filing receipt, articles of organization and operating agreement of each Loan Party, together with a good standing in the state of its incorporation or formation and, if applicable, qualification as a foreign entity in good standing in the state of its incorporation or formation, of all corporate, partnership, trust and limited liability company entities (including each Loan Party) executing any Loan Documents, whether in their own name or on behalf of another entity. Borrower shall also provide certified resolutions in form and content satisfactory to Lender, authorizing execution, delivery and performance of the Loan Documents, and such other documentation as Lender may reasonably require to evidence the authority of the persons executing the Loan Documents.

4.14    No Defaults.
There shall be no uncured Default or Event of Default by Borrower hereunder.

4.15    Easements.
Borrower shall have furnished Lender all easements reasonably required for the construction, maintenance or operation of the Property and such easements shall be insured by the Title Policy.

4.16    Environmental Report.
Borrower shall have furnished to Lender the Environmental Report. The Environmental Report shall, at a minimum, (A) demonstrate the absence of any existing or potential Hazardous Substances contamination or violations of Environmental Laws at the Property, except as acceptable to Lender in its sole and absolute discretion, (B) include the results of all sampling or monitoring to confirm the extent of existing or potential Hazardous Substances contamination at the Property, including the results of leak detection tests for each underground storage tank located at the Property, if any, (C) describe response actions appropriate to remedy any existing or potential Hazardous Substances contamination, and report the estimated cost of any such appropriate response, (D) confirm that any prior removal of Hazardous Substances or underground storage tanks from the Property was completed in accordance with applicable Legal Requirements, and (E) confirm whether or not the Property is located in a wetlands district.

4.17    Additional Documents.
Borrower shall have furnished to Lender such other materials, documents, papers or requirements regarding the Property or any Loan Party as Lender shall reasonably request.

4.18    Zoning.
If the Title Policy does not include a zoning endorsement, Borrower shall have furnished to Lender a zoning letter as to compliance of the Property with zoning and similar Legal Requirements.
4.19    Appraisal.
Lender shall have obtained an Appraisal satisfactory to Lender.

ARTICLE V
AFFIRMATIVE COVENANTS

Borrower covenants and agrees with Lender that, so long as this Agreement shall remain in effect or any of the principal of or interest on the Note shall remain unpaid, it will comply with the following:
5.1    Financial Statements; Reports.
As applicable, Borrower shall furnish or cause to be furnished to Lender the following: (a) on or before April 30th of each year for the fiscal year most recently ended, the annual financial statements with respect to Borrower, each Guarantor and the Property showing Borrower’s and Guarantor’s balance sheet and income and expense statement, other income, and the detailed operating expenses of the Property, prepared by Borrower’s and Guarantor’s chief financial officer in accordance with GAAP consistently applied; (b) within forty-five (45) days after the end of each fiscal quarter of Borrower, the balance sheet and income and expense statement for the fiscal quarter most recently ended with respect to Borrower, Guarantor and the Property in such detail as Lender may reasonably require; (c) annually, with the statements required in (a) above a list of names and addresses of all members, managers, and other equity owners of Borrower certified by Borrower, (d) such other information as to Borrower, Guarantor and the Property as Lender may reasonably require from time to time, all in such form and detail as Lender may require; and (e) such financial and other information with respect to tenants and prospective tenants of any part of the Property as Lender may reasonably require from time to time as available to Borrower and Guarantor. Each delivery of financial statements required above shall be accompanied by an officer’s certificate of Borrower and Guarantor in the form of Exhibit D attached hereto. Borrower shall provide Lender with copies of all inspections, reports, test results and other information received by any Borrower, which in any way relate to the Property or any part thereof. Borrower shall provide Lender with copies of all material notices pertaining to the Property received by Borrower from any Governmental Authority or insurance company within seven (7) days after such notice is received.

5.2    Taxes.
Borrower shall cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or Guarantor or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Subject to Permitted Protests, Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

5.3    Location of Borrower Collateral.
Borrower shall keep Borrower Collateral only at the Property, the locations identified on Schedule 5.3(a), or at Lender, and maintain the chief executive offices of Borrower only at the locations identified on Schedule 5.3(b); provided, however, that Borrower may amend Schedule 5.3(a) and Schedule 5.3(b) so long as such amendment occurs by written notice to Lender not less than thirty (30) days prior to the date on which such Borrower Collateral is moved to such new location or such chief executive office is relocated, so long as, at the time of such written notification, Borrower provides to Lender a Collateral Access Agreement with respect thereto.

5.4    Compliance with Laws.
Borrower shall comply, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.5    Leases.
Borrower shall pay when due all rents and other amounts payable under any leases to which Borrower or any Guarantor is a party or by which Borrower’s or Guarantor’s properties and assets are bound, unless such payments are the subject of a Permitted Protest.

5.6    Tax and Insurance Deposits.
Borrower shall make monthly tax and insurance escrow deposits, beginning on January 1, 2019 with respect to tax escrow deposits, and beginning on October 1, 2018 with respect to insurance escrow deposits, in amounts reasonably determined by Lender from time to time as being needed to pay taxes, assessments and insurance premiums when due, in an escrow account held in Lender’s name and at a financial institution satisfactory to Lender (the “Escrow Account”). Lender shall provide or arrange for the provision of regular statements regarding such account to Borrower. Such funds shall be applied by Lender toward the payment of property taxes, assessments and charges and insurance premiums when statements therefor are presented to Lender by Borrower (which statements shall be presented by Borrower to Lender a reasonable time before the applicable amounts are due). Prior to establishment of the Escrow Account, the funds to be escrowed under this Section shall be held in an escrow account at the Title Company, pursuant to an Escrow Agreement dated as of the date hereof, among Borrower, Lender and Title Company. Upon the opening of the Escrow Account, Lender may direct the Title Company to deposit all such funds into the Escrow Account, and Borrower shall execute any such direction or instruction that Title Company requires in order to comply. Lender shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments; provided, however that nothing in this provision shall be deemed to restrict Borrower’s right to contest such taxes or assessments. When the Loan is paid in full and no further credit or financial accommodations are available to Borrower hereunder, Lender shall release to Borrower at Borrower’s direction all funds in the Escrow Account that have not been applied in accordance with this Section.

5.7    Project Approvals.
Borrower will promptly obtain and keep, or cause to be obtained and kept, in full force and effect all Project Approvals and will furnish Lender with evidence that such Project Approvals have been obtained promptly upon Lender’s request. Borrower will give all such notices to, and take all such other actions with respect to, such governmental authorities having jurisdiction of the Property. Borrower will duly perform and comply with, and cause to be duly performed and complied with, all of the terms and conditions of all Project Approvals obtained at any time.

5.8    Laborers, Subcontractors, and Materialmen.
Borrower will furnish to Lender, upon request of Lender at any time, and from time to time, affidavits listing all laborers, subcontractors, materialmen, and any other Persons who might or could claim statutory or common law liens and are furnishing or have furnished labor or material to the Property or any part thereof on behalf of Borrower, together with affidavits, or other evidence satisfactory to Lender, showing that such parties have been paid all amounts then due for labor and materials furnished to the Property. Following payment in full to each applicable party, Borrower will also use reasonable efforts to furnish to Lender, at any time and from time to time upon demand by Lender, lien waivers bearing a then current date and prepared on a form satisfactory to Lender from the contractors, subcontractors or materialmen as Lender may reasonably require.

5.9    Further Assurances.
Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as Lender shall reasonably request, to preserve and protect Borrower Collateral and to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents. Without limitation of the foregoing, the Borrower shall, within ten (10) days of the request by Lender, (a) furnish and execute any documents required by Lender to verify the truth and accuracy of any information provided by the Borrower in connection with the Loan, including, but not limited to, income, employment, deposit and loan authorizations and verifications, income tax returns and contracts and settlement statements for the sale of other inventory; (b) execute and/or initial any document that should have been signed and/or delivered at or before the closing; re-execute any documents signed at or before the closing; and execute any document that was incorrectly drafted and signed at the closing, including, but not limited to, correction notes, correction term loan and security agreements and/or other correction instruments; (c) furnish any documents required by, and comply with any conditions, work and/or certifications set forth in Lender’s appraisal report or firm commitment; and (d) execute any additional documentation and provide any additional information required by Lender to facilitate the sale of the Loan; provided, however, that no document shall be required hereunder that changes any material term or material condition of the Loan.

5.10    Loss of Priority.
If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in Borrower Collateral covered hereby or thereby, except as a result of a disposition of the applicable Borrower Collateral in a transaction permitted under this Agreement, then Borrower shall promptly repay all of the Obligations in full.

5.11    Appraisals.
Borrower hereby acknowledges and agrees that Lender shall have the right to obtain a new or updated Appraisal of the Property from time to time; provided that Borrower shall not be responsible for the cost and expense of such updated Appraisal, unless an Event of Default has occurred and is continuing.

5.12    Sign and Publicity.
Lender reserves the right to publicize the making of the Loan.

5.13    Post-Closing Obligations.

Borrower shall use commercially reasonable efforts to deliver to Lender within thirty (30) days after the date hereof, the items listed on Schedule 5.13.

ARTICLE VI
NEGATIVE COVENANTS
Borrower covenants and agrees that, so long as any credit hereunder shall be available and until termination of this Agreement and payment in full of the Obligations, Borrower will not do any of the following:
6.1    Indebtedness.
Borrower shall not create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

Indebtedness evidenced by this Agreement and the other Loan Documents;
Endorsement of instruments or other payment items for deposit; and
Any other Indebtedness listed on Schedule 3.13.
6.2    Liens.
Borrower shall not create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of Borrower Collateral, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3    Restrictions on Fundamental Changes.
(a)    Borrower shall not enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.
(b)    Borrower shall not liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
(c)    Borrower shall not convey, pledge, hypothecate, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, other than Permitted Dispositions.
(d)    Borrower shall not convey, pledge, hypothecate, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, direct or indirect interest in the membership interests, partnership interests, shares or other ownership interests of Borrower, in any manner or way, whether voluntarily or involuntarily.
6.4    Disposal of Assets.
Other than Permitted Dispositions, Borrower shall not convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower’s assets.

6.5    Change Name.
Borrower shall not change its name, federal employer identification number, organizational identification number, state of organization or organizational identity; provided, however, that Borrower may change its name upon at least thirty (30) days’ prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower provides any financing statements necessary to perfect and continue perfected Lender’s Liens.

6.6    Nature of Business.
Borrower shall not make any change in the principal nature of its or their business.

6.7    Prepayments and Amendments.
Except in connection with a Restricted Payment or other payment permitted by Section 6.9, Borrower shall not optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower, other than the Obligations in accordance with this Agreement.

6.8    Change of Control.
Cause, permit, or suffer, directly or indirectly, any change of Control, or otherwise allow a Fundamental Change (as defined in the Indenture) to occur, in either case without the prior written consent of Lender.

6.9    Restricted Payments.
Borrower shall not make any Restricted Payment; provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof and Lender shall have received the financial statements required by Section 5.1, then Borrower may make Tax Distributions.

6.10    Accounting Methods.
Borrower shall not modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.11    Investments.
Borrower shall not directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

6.12    Transactions with Affiliates.
Except for the Lease, Borrower shall not (a) Sell, lease, assign, transfer, convey, license or otherwise dispose of any of Borrower’s property to any Affiliate or (b) directly or indirectly enter into or permit to exist any other transaction with any Affiliate of Borrower except for transactions that (i) are in the ordinary course of Borrower’s business, (ii) are upon fair and reasonable terms, (iii) are fully disclosed to Lender, and (iv) are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-Affiliate.

Borrower acknowledges and agrees that (x) any loans made to Borrower from any Affiliate of Borrower (including without limitation partners or members of Borrower); and (y) any payments (including, without limitation, distributions) to any Affiliate of Borrower (including without limitation partners or members of Borrower) shall be subordinate to the payment in full of the Obligations and the performance of Borrower’s obligations under the Loan Documents.

6.13    Change of Business.
Borrower shall not suspend or change a substantial portion of its business.

6.14    Use of Proceeds.
Borrower shall not use the proceeds of the Term Loan for any purpose other than those set forth in Section 2.9.

6.15    Borrower Collateral with Bailees.
Borrower shall not store any Borrower Collateral at any time now or hereafter with a bailee, warehouseman, or similar party, other than a custodian for the benefit of Lender.

6.16    Organizational Documents.
Borrower shall not amend its Organizational Documents without the prior consent of Lender in its sole discretion.

6.17    Prescribed Laws.
Borrower will not, and will not permit any Person having a direct or indirect ownership interest in any Loan Party to, (a) use, directly or indirectly, the proceeds of the Loan in a manner that would violate any Prescribed Laws; (b) become a Prohibited Person; (c) knowingly engage in or conspire to engage in any dealings or transactions that evade or avoid, or have the purpose of evading or avoiding, or attempt to violate any Prescribed Laws, or be otherwise associated with or engaged in business with any Prohibited Person; (d) fail to comply fully with all applicable orders, rules, regulations and recommendations of OFAC; and (e) fail to comply fully with the Prescribed Laws.

Borrower will cooperate with Lender, and will cause any Person having a direct or indirect ownership interest in Borrower to cooperate with Lender, in providing to Lender such additional information and documentation on Borrower’s and such Person’s legal or beneficial ownership and sources of funds as Lender deems necessary or prudent to enable Lender to comply with the Prescribed Laws as now exist or hereafter are amended. From time to time upon the written request of Lender, Borrower shall deliver to Lender a schedule of the name, legal domicile address and jurisdiction of organization, if applicable, for each such Person.

6.18    Contracts.
Borrower shall not enter into any other contracts, licenses, permits, or other matters of the type listed on Exhibit B to the Assignment of Contracts without providing promptly to Lender a copy thereof, and upon Lender’s request, shall confirm in writing that such contracts, licenses, permits, and other matters are subject to the terms and provisions of the Assignment of Contracts.

6.19    Leasing Restrictions.
Without the prior written consent of Lender, Borrower and Borrower’s agents shall not (a) enter into any additional leases, (b) modify, amend or terminate the Lease, or (c) accept any rental payment in advance of its due date. Notwithstanding the foregoing, Borrower shall have the right to enter into new leases with third parties for occupancy of the Property, provided that any of such leases are subject and subordinate to the Liens in favor of Lender under this Agreement and are approved by Lender in writing.
6.20    Management Contracts.
Borrower shall not enter into, modify, amend, terminate or cancel any management contracts for the Property or agreements with agents or brokers, without the prior written approval of Lender, such approval not to be unreasonably withheld, conditioned or delayed.

6.21    Alterations.
Without the prior written consent of Lender, Borrower shall not make any material alterations to the Property. Notwithstanding the foregoing, Borrower shall have the right (a) to make non‑structural alterations to the Property the cost of which in any instance is $100,000 or less and (b) to make any other alterations to the Property whether or not structurally integrated with the existing improvements on the Property, the cost of which in any instance is $50,000 or less, without Lender’s consent; provided, however, that prior to commencing any permitted alteration, in clause (b) above, Borrower shall have delivered to Lender, if the permitted alteration involves alterations, modifications, improvements or additions which will affect the structural elements or building systems of the improvements on the Property, a certificate of Borrower’s architect certifying that such permitted alteration, if constructed in accordance with the proposed plans and specifications, will not adversely affect the structural integrity of the improvements of the Property.
ARTICLE VII
CREATION OF SECURITY INTEREST
7.1    Grant of Security Interest.
Borrower hereby grants to Lender, for the benefit of Lender, a continuing security interest in all of Borrower’s right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Lender’s Liens in and to Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Borrower has no authority, express or implied, to dispose of any item or portion of Borrower Collateral except for replacements thereof in the ordinary course of business.

7.2    Negotiable Collateral.
In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Lender determines that perfection or priority of Lender’s security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral and all agreements and documents related thereto to Lender.

7.3    Collection of Accounts, General Intangibles, and Negotiable Collateral.
At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender’s designee may (a) notify Account Debtors of Borrower that Borrower’s Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, (b) cause a servicer to take possession of, and collect, Borrower’s Accounts, or (c) collect Borrower’s Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the balance of the Term Loan. Borrower agrees that it will hold in trust for Lender, as Lender’s trustee, any of its Collections that it receives and immediately will deliver such Collections to Lender in their original form as received by Borrower.

7.4    Filing of Financing Statements; Delivery of Additional Documentation Required.
Borrower authorizes Lender to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof. If Borrower acquires any commercial tort claims after the date hereof, Borrower shall promptly (but in any event within three (3) Business Days after such acquisition) deliver to Lender a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Lender, pursuant to which Borrower shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to Lender, as security for the Obligations (a “Commercial Tort Claim Assignment”). At any time upon the request of Lender, Borrower shall execute or deliver to Lender any and all fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the “Additional Documents”) that Lender may request in its reasonable discretion, in form and substance satisfactory to Lender, to create, perfect, and continue perfected or to better perfect Lender’s Liens in Borrower Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any owned Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower’s name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall (a) provide Lender with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all material patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower’s ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder; provided, however, that Borrower shall not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising, or developed) unless (i) Borrower provides Lender with written notice of its intent to register such copyrights not less than thirty (30) days prior to the date of the proposed registration, and (ii) prior to such registration, the applicable Person executes and delivers to Lender a copyright security agreement in form and substance satisfactory to Lender, supplemental schedules to any existing copyright security agreement, or such other documentation as Lender reasonably deems necessary in order to perfect and continue perfected Lender’s Liens on such copyrights following such registration

7.5    Power of Attorney.
Upon the occurrence and during the continuation of an Event of Default, Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender’s officers, employees, or agents designated by Lender) as Borrower’s true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 7.4, sign the name of Borrower on any of the documents described in Section 7.4, (b), sign Borrower’s name on any invoice or bill of lading relating to Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests (or make telephone inquiry) for verification of Borrower’s Accounts, (d) endorse Borrower’s name on any of its payment items (including all of its Collections) that may come into Lender’s possession, (e) make, settle, and adjust all claims under Borrower’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) settle and adjust disputes and claims respecting Borrower’s Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, in Lender’s discretion, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower’s attorney upon the occurrence and during the continuation of an Event of Default, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender’s obligations to extend credit hereunder are terminated.

7.6    Right to Inspect and Verify.
Lender (through any of its officers, employees, or agents) shall have the right, at Borrower’s sole expense, from time to time hereafter (a) to inspect the Books and make copies or abstracts thereof, during normal business hours and subject to the rights of tenants who are not Affiliates of Borrower, (b) from time to time, to communicate directly with any and all Account Debtors to verify the existence and terms thereof, and (c) from time to time, to check, test, and appraise Borrower Collateral, or any portion thereof, in order to verify Borrower’s financial condition or the amount, quality, value, condition of, or any other matter relating to, Borrower Collateral; and Borrower shall permit any designated representative of Lender to visit and inspect any of the properties of Borrower to inspect and to discuss its finances and properties and Borrower Collateral, upon reasonable notice and at such reasonable times during normal business hours and subject to the rights of tenants who are not Affiliates of Borrower and as often as may be reasonably requested.

7.7    Release of Collateral.
Unless otherwise agreed in writing by Lender, Lender’s security interest in all Borrower Collateral for the Loan shall be released by Lender when the Loan is paid in full and no further credit or financial accommodations are available to Borrower thereunder unless such collateral also serves as Borrower Collateral for other Indebtedness of Borrower or any other party to Lender; provided, however, that if there is any conflict in the release terms contained in any security agreement, assignment, or other security instrument as to the terms upon which the Lender’s security interest in the collateral described in that document (or any portion thereof) shall be terminated or released, and the terms of this Section, then the terms of any such security agreement, assignment, or other security instrument shall control and govern the collateral described therein.

ARTICLE VIII
EVENTS OF DEFAULT
8.1    Events of Default.
Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
(a)    If Borrower fails to pay when due and payable, or when declared due and payable (or, in the case of regular monthly payments, other than the payment due on the Maturity Date, of principal and interest, within five (5) days after the due date), all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);
(b)    If Borrower fails to (i) perform, keep, or observe any covenant or other provision contained in Sections 5.4, 5.6, 5.7, 5.8, 5.9, 6.12 or 6.18 hereof and such failure continues for thirty (30) days after receipt of written notice from Lender, (ii) perform, keep, or observe any covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this Section 8.1) and such failure continues for thirty (30) days after receipt of written notice from Lender, or (iii) perform, keep, or observe any covenant or other provision contained in Article V or Article VI of this Agreement (other than a subsection of Article V or Article VI that is expressly dealt with elsewhere in this Section 8.1) or any comparable provision contained in any of the other Loan Documents;
(c)    If any material portion of any Loan Party’s assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;
(d)    If a Bankruptcy Proceeding is commenced by any Loan Party;
(e)    If a Bankruptcy Proceeding is commenced against any Loan Party, and any of the following events occur: (i) such Loan Party consents to the institution of such Bankruptcy Proceeding against it; (ii) the petition commencing the Bankruptcy Proceeding is not timely controverted, provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder; (iii) the petition commencing the Bankruptcy Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof, provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder; (iv) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of any Loan Party, or (v) an order for relief shall have been entered therein;
(f)    Borrower or any Guarantor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof or if all or a substantial part of the assets of Borrower or any Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.
(g)    If any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(h)    If a notice of Lien, levy, or assessment is filed of record with respect to any Loan Party’s assets by any Governmental Authority, or if any taxes or debts owing at any time hereafter to any one or more of such Governmental Authority becomes a Lien, whether choate or otherwise, upon any Loan Party’s assets and the same is not paid before such payment is delinquent;
(i)    Judgment or other claim in an amount in excess of $50,000.00 becomes a Lien or encumbrance upon any material portion of any Loan Party’s assets or any Borrower Collateral, except (i) for judgments and claims disclosed to Lender, in writing, prior to the date hereof and (ii) in the event such judgment or claim is discharged or bonded around within thirty (30) days after notice thereof;
(j)    If there is a default with respect to any agreement to which any Loan Party is a party, the termination of which is reasonably likely to result in a Material Adverse Effect, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s obligations thereunder, to terminate such agreement or to refuse to renew such agreement in accordance with an automatic renewal right therein;
(k)    If Borrower makes any payment on account of Indebtedness, except for payments under the Loan Documents and payments otherwise expressly permitted under this Agreement;
(l)    If any material misstatement or misrepresentation exists as of the date when made or deemed made, in any warranty, representation, statement, or Record made to Lender by any Loan Party or any officer, employee, agent, or director of any Loan Party;
(m)    If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in Borrower Collateral covered hereby or thereby, except as a result of a disposition of the applicable Borrower Collateral in a transaction permitted under this Agreement;
(n)    Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party or by any Governmental Authority having jurisdiction over any Loan Party seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document;
(o)    If any default or event of default as defined or described in any of the other Loan Documents occurs and is not cured within the applicable cure period, if any;
(p)    Any material default by Borrower, as lessor, under the terms of any Lease following the expiration of any applicable notice and cure period;
(q)    If Borrower conducts any business or owns any property other than the ownership and management of the Property.
(r)    If any warranty, representation, statement, report or certificate made now or hereafter by any Loan Party is untrue or incorrect at the time made or delivered.

ARTICLE IX
LENDER’S RIGHTS AND REMEDIES.
9.1    Rights and Remedies.
Upon the occurrence and during the continuation of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:
(a)    Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower;
(b)    Without notice to or demand upon any Loan Party, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in Borrower Collateral. Borrower agrees to assemble Borrower Collateral if Lender so requires, and to make Borrower Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where Borrower Collateral is located, subject to the rights of tenants other than Affiliates of the Borrower, to take and maintain possession of Borrower Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender’s sole determination, appears to conflict with the priority of Lender’s Liens in and to Borrower Collateral and to pay all expenses incurred in connection therewith and to charge to the balance of the Loan. With respect to any of Borrower’s owned or leased premises, Borrower hereby grants to Lender a license to enter into possession of such premises and to occupy the same, without charge, subject to the rights of tenants other than Affiliates of the Borrower, in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity, or otherwise;
(c)    Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;
(d)    Terminate any commitment to lend hereunder;
(e)    Require Borrower to pay interest on the principal balance of the Loan at a rate per annum equal to the Default Rate; and
(f)    Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.
The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. In the event of an Event of Default which is not cured within any applicable cure period, Borrower agrees to cooperate with Lender to assemble and to liquidate Borrower Collateral.

ARTICLE X
MISCELLANEOUS
10.1    Notices.
Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) days after mailing; (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service, or (d) if by facsimile or email on the day of transmission so long as copy is sent on the same day by overnight courier to the address as set forth below or to such other address as the respective parties may hereafter designate in writing:
If to Lender:
Revere Credit Opportunities Fund III, LP
2000 McKinney Avenue, Suite 2125
Dallas, Texas 75201
Attention:    Clark Briner
With a copy to:
Wick Phillips Gould & Martin, LLP
3131 McKinney Avenue, Suite 100
Dallas, Texas 75204
Attention:     Michael W. Bailey
Telephone:     (214) 692-6200
Facsimile:    (214) 692-6255
If to Borrower:
Lex-Gen Woodlands, L.P.
c/o Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attention:    Jim Tessmer
Telephone:    (281) 863-3121
Email:        jtessmer@lexpharma.com
With a copy to:
Hunton Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attention:    Michael A. Boyd
Telephone:    (713) 220-3921
Facsimile:    (713) 220-4285
Email:        michaelboyd@HuntonAK.com

10.2    Survival of Agreement; Successors and Assigns.
(a)    All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Note is outstanding and unpaid or such longer period if expressly set forth in this Agreement.
(b)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements by or on behalf of Borrower that are contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of Lender. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement or any of the other Loan Documents. Lender shall not have any obligation to any Person not a party to this Agreement or the other Loan Documents. Lender may in its sole discretion assign, pledge, hypothecate, transfer or participate all or any portion or interest it has in the Loan, this Agreement or the Loan Documents without Borrower’s consent. Borrower agrees to cooperate with Lender’s efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith which do not materially adversely affect Borrower’s rights under the Loan Documents.
10.3    Expenses of Lender; Indemnification.
(a)    BORROWER WILL PAY ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES INCURRED BY LENDER IN CONNECTION WITH THE PREPARATION, DEVELOPMENT AND EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(b)    BORROWER AGREES TO INDEMNIFY LENDER AND ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (EACH, AN “INDEMNITEE”) AGAINST, AND TO HOLD LENDER AND EACH SUCH PERSON HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST LENDER OR ANY SUCH PERSON ARISING OUT OF, IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (I) THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, (II) THE BREACH OF ANY REPRESENTATION OR WARRANTY OR (III) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDINGS RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT LENDER OR ANY SUCH PERSON IS A PARTY THERETO; PROVIDED, HOWEVER, THAT SUCH INDEMNITY SHALL NOT APPLY TO ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES TO THE EXTENT THAT THEY RESULT SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNITEE.
(c)    NEITHER LENDER, BORROWER, NOR GUARANTOR SHALL BE LIABLE HEREUNDER OR UNDER THE LOAN DOCUMENTS FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES.
(d)    THE PROVISIONS OF THIS SECTION 10.3 SHALL REMAIN OPERATIVE AND IN FULL FORCE AND EFFECT REGARDLESS OF THE EXPIRATION OF THE TERM OF THIS AGREEMENT, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE REPAYMENT OF THE LOAN, THE INVALIDITY OR

UNENFORCEABILITY OF ANY TERM OR PROVISION OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, OR ANY INVESTIGATION MADE BY OR ON BEHALF OF LENDER. ALL AMOUNTS DUE UNDER THIS SECTION 10.03 SHALL BE PAYABLE ON WRITTEN DEMAND THEREFOR.
10.4    Applicable Law.
Irrespective of the place of execution or delivery, this Agreement, the Note and the other Loan Documents shall be governed and construed by and interpreted in accordance with the laws of the state of Texas, without regard to conflict of law provisions thereof.

10.5    No Waiver of Rights by Lender; Waiver of Jury Trial, etc.
(a)    Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in this Section any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (i) certifies that neither any representative, agent or attorney of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or the Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.
(b)    BORROWER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR ACTION IN ANY WAY, INVOLVING OR ARISING, DIRECTLY OR INDIRECTLY, OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
10.6    Acknowledgments.
Borrower acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents;
(b)    Lender does not have any fiduciary relationship with Borrower and the relationship between Lender, on one hand, and Borrower, on the other hand, is solely that of debtor and creditor; and
(c)    no joint venture exists between Borrower and Lender.
10.7    Marshalling of Assets; Jurisdiction.
TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT

(EACH, A “PROCEEDING”), BORROWER IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF DALLAS, COUNTY OF DALLAS AND STATE OF TEXAS, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY TEXAS STATE OR UNITED STATES COURT SITTING IN THE CITY OF DALLAS AND COUNTY OF DALLAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED IN SECTION 10.1, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.
10.8    Modification of Agreement.
No modification, amendment or waiver of any provision of this Agreement or any other Loan Document shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstance. Notwithstanding anything to the contrary, no email correspondence of Lender shall in any event be interpreted as a modification, amendment, or waiver of any provision of this Agreement or any other Loan Document.

10.9    Prohibition on Transfers in Violation of ERISA.
In addition to the prohibitions set forth above, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Property, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, mortgage, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lender being deemed in violation of any applicable provision of ERISA. Borrower agrees to indemnify and hold Lender free and harmless from and against all losses, costs (including attorneys’ fees and expenses), taxes, damages (including consequential damages) and expenses Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Lender’s sole judgment or by reason of a breach of the foregoing prohibitions. The foregoing indemnification shall be a recourse obligation of Borrower and shall survive repayment of the Note, notwithstanding any limitations on recourse contained herein or in any of the Loan Documents.

10.10    Reinstatement; Certain Payments.
If a claim is ever made upon Lender for repayment or recovery of any amount or amounts received by Lender in payment or on account of any of the obligations under this Agreement, Lender shall give prompt notice of such claim to Borrower, and if Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property, or (b) any settlement or compromise of any such claim effected by Lender with any such claimant, entered into after consultation with Borrower, then and in such event Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Borrower notwithstanding the cancellation of the Note or other instrument evidencing the obligations under this Agreement or the termination of this Agreement, and Borrower shall be and remain liable to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

10.11    Right of Setoff.
In addition to any rights and remedies of Lender provided by law, Lender is hereby authorized, following an Event of Default, to the fullest extent permitted by law, to set off and apply any monies held by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now and hereafter existing under this Agreement, the Note or the other Loan Documents held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement, the Note or the other Loan Documents and although such obligations may be in any currency, direct or indirect, absolute or contingent, matured or unmatured. Lender agrees to promptly notify Borrower after any such setoff and application made by Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to other rights and remedies which Lender may have.

10.12    Lender’s Consent.
Wherever in this Agreement or the other Loan Documents there is a requirement for Lender’s consent or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that, except as expressly modified herein, Lender shall exercise its consent, right or judgment in its sole and absolute discretion.

10.13    Time of the Essence.
Borrower agrees that time is of the essence under this Agreement.

10.14    Severability.
In case any one or more of the provisions contained in this Agreement or in the Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

10.15    Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

10.16    Entire Agreement; Cumulative Remedies.

(a)    This Agreement, the Note and the other Loan Documents constitute the entire agreement among the parties hereto and thereto as to the subject matter hereof and thereof and supersede any previous agreement, oral or written, as to such subject matter.
(b)    The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.
10.17    Captions and Headings.
The captions and headings of various Articles, Sections, and subsections of this Agreement and Exhibits and Schedules pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

10.18    Recitals, Exhibits, and Schedules.
The Preambles and all other Recitals set forth herein are made a part hereof by this reference. Exhibits A through C and Schedules 3.13, 5.3(a), and 5.3(b) shall constitute an integral part of this Agreement.
10.19    Definitions Include Amendments.
Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

10.20    Waiver of Damages.
In no event shall Lender be liable to Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower for itself and all Loan Parties waives all claims for punitive, exemplary or consequential damages.

10.21    Claims Against Lender.
Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within one (1) month after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Borrower waives any claim, set‑off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as aforesaid. Borrower acknowledges that such waiver is or may be essential to Lender’s ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan. No Guarantor is intended to have any rights as a third-party beneficiary of the provisions of this Section 10.21.
10.22    Cross Default and Cross Collateral.

In furtherance of prior provisions hereof, Borrower agrees and acknowledges that the occurrence of an Event of Default under the terms of this Agreement shall constitute an Event of Default under the Note, the Mortgage, and the other Loan Documents and under the documents evidencing any other loan now existing or hereafter made by Lender to Borrower or any of its Affiliates whether or not such loan is secured by all or any portion of the Property. The security interests, liens and other rights and interests in and relative to any of Borrower Collateral now or hereafter granted to Lender by Borrower or its Affiliates by or in any instrument or agreement, including but not limited to this Agreement and the other Loan Documents shall serve as security for any and all liabilities of Borrower and/or its Affiliates to Lender, including but not limited to the liabilities described in this Agreement, the Note, the Mortgage, and the other Loan Documents and, for the repayment thereof, Lender may resort to any security held by it in such order and manner as it may elect.

10.23    Joint and Several.
The promises and agreements herein shall be construed to be and are hereby declared to be the joint and several promises and agreements of each and every Borrower and shall be fully binding upon and enforceable against each and every Borrower. Lender may at its option enforce this Loan Agreement against one or all of Borrowers. Lender shall not be required to resort to enforcement against all Borrowers and the failure to proceed against or join any Borrower shall not affect the liability of the other Borrowers or their joint and several liability if enforcement is sought against more than one Borrower.

10.24    NO ORAL AGREEMENTS.
THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their duly authorized officers, all of the day and year first above written.
LENDER:

REVERE CREDIT OPPORTUNITIES FUND III, LP

By:    Revere Fund III GP, LP, its general partner

By:	Revere Capital Corp., its general partner

By:
Name:     Clark Briner
Title:    Sole Shareholder

BORROWER:

LEX-GEN WOODLANDS, L.P.

By:	Lex-Gen Woodlands GP, LLC, its general partner

By:
Name:     Jeffrey L. Wade
Title:     Vice President and Treasurer

[Term Loan and Security Agreement]

SCHEDULE 3.13

INDEBTEDNESS
None.

SCHEDULE 5.3

(a) 8800 Technology Forest Place, The Woodlands, Texas 77381

(b) 8800 Technology Forest Place, The Woodlands, Texas 77381

SCHEDULE 5.13

1.
Estoppel from The Woodlands Township (successor-in-interest to Woodlands Community Association) confirming that all obligations under the Covenants, Restrictions, Easements, Charges and Liens of The Woodlands under Montgomery County Clerk’s File Nos. 8624668 and 9353446, supplemented under Montgomery County Clerk’s File Nos. 8647645 and 2000-084612 (collectively, the “Woodlands Covenants”), have been satisfied, and specifically that (i) there are no past due or delinquent assessments, payments, charges or fees related to the Property under the terms of the Woodlands Covenants, and (ii) the Property is in compliance with the Woodlands Covenants.

2.	Written certificate from The Woodlands Township confirming the statements set forth in Section 2.07 of the Woodlands Covenants;

3.	Compliance Certificate from the Development Standards Committee pursuant to Section 9.14 of the Woodlands covenants;

4.
Estoppel from The Woodlands Township (successor-in-interest to The Woodlands Commercial Owners Association) confirming that all obligations set forth under the Declaration of Covenants and Restrictions of The Woodlands Commercial Owner’s Association under Montgomery County Clerk’s File No. 9357930, supplemented under Montgomery County Clerk’s File No. 2000-090176 (collectively, the “Woodlands Declaration”) have been satisfied, and specifically that (i) there are no past due or delinquent assessments, payments, charges or fees related to the Property under the terms of the Woodlands Declaration, and (ii) the Property is in compliance with the Woodlands Declaration;

5.	Written certificate from The Woodlands Township confirming the statements set forth in Section 3.06 of the Woodlands Declaration;

6.	Estoppel confirming that the Property is in compliance with the restrictions contained in that certain Special Warranty Deed under Montgomery County Clerk’s File No. 2000-090175; and

7.	Estoppel confirming that the Property is in compliance with the restrictions contained in that certain Special Warranty Deed under Montgomery County Clerk’s File No. 2000-090177.

EXHIBIT A

Legal Description of Land

All of Restricted Reserve "A", THE WOODLANDS MEDICAL RESEARCH PARK SECTION 9, a subdivision in Montgomery County, Texas according to the map or plat thereof recorded in Volume "O", Page 180 of the Map Records of said County.

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EXHIBIT B

Title Requirements

1.
Title Insurance Company Requirements. The maximum single risk (i.e., the amount insured under any one policy) by a title insurer may not exceed 25% of that insurer's surplus and statutory reserves. Reinsurance must be obtained by closing for any policy exceeding such amount.

2.	Loan Policy Forms. Mortgagee Title Insurance Policy on the standard form used in the state of the Property.

3.	Insurance Amount. The amount insured must equal at least the original principal amount of the Loan.

4.	Named Insured. The named insured under the Title Policy must be substantially the same as the following: "Revere High Yield Fund, LP, and its respective successors and assigns."

5.
Creditors' Rights. Any "creditors' rights" exception or other exclusion from coverage for voidable transactions under bankruptcy, fraudulent conveyance, or other debtor protection laws or equitable principles must be removed by either an endorsement or a written waiver and an affirmative creditors’ rights endorsement (ALRA Endorsement 21) must be added.

6.
Arbitration. In the event that the form policy which is utilized includes a compulsory arbitration provision, the insurer must agree that such compulsory arbitration provisions do not apply to any claims by or on behalf of the insured. Please note that the 1987 and 1992 ALTA form loan policies include such provisions.

7.	Date of Policy. The effective date of the Title Policy must be as of the date and time of the closing.

8.
Legal Description. The legal description of the property contained in the Title Policy must conform to (a) the legal description shown on the survey of the property, and (b) the legal description contained in the Deed of Trust. In any event, the Title Policy must be endorsed to provide that the insured legal description is the same as that shown on the survey.

9.
Easements. Each Title Policy shall insure, as separate parcels: (a) all appurtenant easements and other estates benefiting the property, and (b) all other rights, title, and interests of Borrower in real property under reciprocal easement agreements, access agreements, operating agreements, and agreements containing covenants, conditions, and restrictions relating to the Property.

10.	Exceptions to Coverage. With respect to the exceptions, the following applies:

a)	Each Title Policy shall afford the broadest coverage available in the state in which the subject property is located.

b)	The "standard" exceptions (such as for parties in possession or other matters not shown on public records) must be deleted.

c)	The "standard" exception regarding tenants in possession under residential leases, should also be deleted. For commercial properties, a rent roll should be attached in lieu of the general exception.

d)	The standard survey exception to the Title Policy must be deleted. Instead, a survey reading reflecting the current survey should be incorporated.

e)	Any exception for taxes, assessments, or other lienable items must expressly insure that such taxes, assessments, or other items are not yet due and payable.

f)
Any lien, encumbrance, condition, restriction, or easement of record must be listed in the Title Policy, and the Title Policy must affirmatively insure that the improvements do not encroach upon the insured easements or insure against all loss or damage due to such encroachment

g)	The Title Policy may not contain any exception for any filed or unfiled mechanics' or materialmen's liens.

h)
In the event that a comprehensive endorsement has been issued and any Schedule B exceptions continue to be excluded from the coverage provided through that endorsement, then a determination must be made whether such exceptions would be acceptable to Lender. In the event that it is determined that such exception is acceptable, a written explanation regarding the acceptability must be submitted as part of the delivery of the loan documents.

If Schedule B indicates the presence of any easements that are not located on the survey, the Title Policy must provide affirmative insurance against any loss resulting from the exercise by the holder of such easement of its right to use or maintain that easement.

11.	Endorsements. With respect to endorsements, the following applies:

a)	Each Title Policy must contain an endorsement which provides that the insured legal description is the same as shown on the survey.

b)	Each Title Policy must contain a comprehensive endorsement (TLTA T-19) if a lien, encumbrance, condition, restriction, or easement is listed in Schedule B to the title insurance policy.

c)	Lender may require the following endorsements where applicable and available:
‑access                    ‑due execution        ‑single tax lot
‑address                ‑first loss        ‑subdivision
‑assessments                ‑last dollar        ‑tie in
‑assignment of leases and rents        ‑leasehold        ‑usury
‑assignment of loan documents        ‑mineral rights        ‑zoning (with parking)
‑contiguity
‑doing business

12.
Other Coverages. Each Title Policy shall insure the following by endorsement or affirmative insurance to the extent such coverage is not afforded by the TLTA T-19 or its equivalent in a particular jurisdiction:

a)	that no conditions, covenants, or restrictions of record affecting the property:

(i)	have been violated,

(ii)	create lien rights which prime the insured mortgage,

(iii)	contain a right of reverter or forfeiture, a right of reentry, or power of termination, or

(iv)	if violated in the future would result in the lien created by the insured mortgage or title to the property being lost, forfeited, or subordinated; and

b)
that except for temporary interference resulting solely from maintenance, repair, replacement, or alteration of lines, facilities, or equipment located in easements and rights of way taken as certain exceptions to each Title Policy, such exceptions do not and shall not prevent the use and operation of the Property or the improvements as used and operated on the effective date of the Title Policy.

13.	Informational Matters. The Policy must include, as an informational note, the following:

a)	The recorded plat number together with recording information; and

b)	The property parcel number or the tax identification number, as applicable.

14.	Delivery of Copies. Legible copies of all easements, encumbrances, or other restrictions shown as exceptions on the Title Policy must be delivered with the first draft of the title commitment.

EXHIBIT C

Form of Survey Certification

I hereby certify to Revere Credit Opportunities Fund III, LP, its successors and assigns, [Borrower] and [name of Title Company] that the survey prepared by me entitled "[_________]" (i) meets the Minimum Standard Detail Requirements and the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association, the National Society of Professional Surveyors, and the American Congress on Surveying and Mapping and in effect on the date of the Survey.

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EXHIBIT D

Form of Officer’s Certificate

This Certificate is delivered in accordance with the provisions of Section 5.1 of that certain Loan and Security Agreement, dated as of August 30, 2018, by and between Lex-Gen Woodlands, L.P., as Borrower, and Revere Credit Opportunities Fund III, LP, as Lender (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Loan Agreement.

Attached are the cash flow, balance sheet, and operating statement for Borrower and Guarantor, and the operating expense statement of the Mortgaged Property as of and for the three-month period ended [_______]. The undersigned, being the responsible officer of Borrower and Guarantor, hereby certifies, in my official capacity and not in my individual capacity, that to the best of my knowledge and belief, as of and for the three-month period ended [________]:

(a)
the financial statements accompanying this Certificate have been prepared in accordance with GAAP and fairly present the financial condition of the entities covered by such financial statements in all material respects as of the end of such period; and

(b)	no Default or Event of Default exists.

This the [___] day of [____], [____].

BORROWER:

LEX‑GEN WOODLANDS, L.P.,

a Delaware limited partnership

  By: Lex‑Gen Woodlands GP, LLC,
        a Delaware limited liability company,
        its sole general partner

By:
Jeffrey L. Wade
     Vice President and Treasurer

GUARANTOR: LEXICON PHARMACEUTICALS, INC. By: James F. Tessmer Vice President, Finance & Accounting

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